For Immediate Release	Contact:	James Condon
Chief Financial Officer
Tekni-Plex, Inc.
(908) 722-4800

Tekni-Plex Expects to Report a Net Loss for Fiscal 2004; in Default of Bank Agreement

            Somerville, New Jersey, September 15, 2004 – Tekni-Plex, Inc. today announced that it expects to report a net loss for the 12 months ending July 2, 2004. As a result, it is currently in default of its Revolving Credit Agreement and Senior Secured Term Loan due 2008 as it has breached the financial covenants contained therein. Tekni-Plex is currently in discussions with its bank group regarding a waiver of the defaults and amendment to these financial covenants.

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